SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2008

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 21, 2008, Salary.com, Inc. (“Salary.com”) entered into a Share Purchase Agreement (“Purchase Agreement”) by and among Nicholas Revell, Ashley Wheaton and John Cooke (the “Principals”); The Oxford Gateway Fund No. 2 (the “Fund”) acting by its manager Oxford Capital Partners Limited (“OCP” and together with the Fund, “Oxford”); and Andrew Andrews, Jennings of Garsington Limited, Benjamin Hedges, Christine Rossiter, Duncan Smart, Donald Taylor (collectively, the “Additional Shareholders”), pursuant to which Salary.com acquired all of the outstanding share capital of InfoBasis Limited (the “Acquisition”). InfoBasis Limited is a leading competency-based, learning and development software company located in the United Kingdom. Under the terms of the Purchase Agreement, Salary.com repaid approximately USD $710,000 of InfoBasis Limited’s debt prior to closing, and at closing Salary.com paid the sellers an aggregate of £1,994,991 in cash (approximately USD $3,700,000) and placed USD $672,800 into escrow, with a portion of the escrowed funds to be released after 6 months following the closing and the remainder to be released after 12 months following the closing. The escrowed funds will be available to compensate Salary.com for losses it may incur as a result of breaches of the representations or warranties of the sellers contained in the Purchase Agreement, and certain liabilities arising out of the ownership or operation of InfoBasis prior to the closing of the Acquisition. In addition, Nicholas Revell, Ashley Wheaton and the Additional Shareholders (except for Jennings of Garsington Limited) are eligible to earn additional consideration of up to USD $1,000,000 in the aggregate, to be paid either in cash or shares of Salary.com common stock, at Salary.com’s discretion, based on meeting certain performance targets during the first five years after the closing of the Acquisition. The cash paid for the Acquisition was funded from Salary.com’s working capital.

The foregoing description of the Acquisition and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On August 26, 2008, Salary.com issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Share Purchase Agreement dated August 21, 2008 by and among Salary.com, Inc., the Principals, Oxford, and the Additional Shareholders.

99.1	Press release issued August 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: August 27, 2008	By:	/s/ Bryce Chicoyne
Bruce Chicoyne
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Share Purchase Agreement dated August 21, 2008 by and among Salary.com, Inc., the Principals, Oxford, and the Additional Shareholders.

99.1	Press release issued August 26, 2008.

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